Exhibit 99.1
FOR IMMEDIATE RELEASE
April 21, 2010
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q1 2010
DALLAS — April 21, 2010 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2010.
•	Net income increased 18% on a linked quarter basis and 24% from Q1 2009

•	EPS increased 17% on a linked quarter basis and 24% for the first quarter of 2010 as compared to the same quarter of 2009

•	Demand deposits grew 11% and total deposits increased 7% on a linked quarter basis and grew 63% and 46%, respectively, from Q1 2009

•	Loans held for investment remained consistent on a linked quarter basis and total loans decreased 2% on a linked quarter basis; grew 11% and 13%, respectively, from Q1 2009
“We are pleased to report another quarter in which our core earnings power improved. We had strong deposit growth and loan growth which outpaced that of peers in Texas and throughout the nation,” said George Jones, CEO. “In a challenging environment for our industry, we have maintained solid profitability and have a strong equity capital base to support our business objectives.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2010	Q1 2009	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$7,600	$6,125	24%
Net Income Available to Common Shareholders(1)	$7,600	$5,195	46%
Diluted EPS(1)	$.21	$.17	24%
ROA(1)	.57%	.48%
ROE(1)	6.21%	5.44%
Diluted Shares	36,784	31,072

BALANCE SHEET
Total Assets(1)	$5,499,599	$5,012,513	10%
Demand Deposits	994,096	608,939	63%
Total Deposits	4,409,819	3,010,960	46%
Loans Held for Investment	4,443,456	4,019,247	11%
Total Loans(1)	5,035,892	4,446,229	13%
Stockholders’ Equity	499,996	471,990	6%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $7.6 million for the quarter ended March 31, 2010, compared to $6.1 million for the first quarter of 2009. Net income available to common shareholders from continuing operations was $7.6 million for the quarter ended March 31, 2010 compared to $5.2 million for the first quarter of 2009. On a fully diluted basis, earnings per common share from continuing operations were $.21 for the three months ended March 31, 2010 compared to $.17 for the same period last year. The discussion below relates only to continuing operations.
Return on average equity was 6.21 percent and return on average assets was .57 percent for the first quarter of 2010, compared to 5.44 percent and .48 percent, respectively for the first quarter of 2009.
The net interest margin in the first quarter of 2010 was 4.43 percent, a 104 basis point increase from the first quarter of 2009 and a 22 basis point increase from the fourth quarter of 2009 due to the significant reduction in funding costs and our ability to maintain and improve spreads on our loans. Net interest income was $55.2 million for the first quarter of 2010, compared to $41.2 million for the first quarter of 2009. The increase was due to an increase in average earning assets of $121.0 million over levels reported in the first quarter of 2009. The increase in average earning assets included a $391.8 million increase in average loans held for investment, offset by a decrease of $129.9 million in average loans held for sale and a decrease of $114.6 million in average securities.
Average total deposits for the first quarter of 2010 increased by $1.1 billion from the first quarter of 2009 and increased by $60.1 million from the fourth quarter of 2009. For the same periods, the average balance of demand deposits increased by $319.7 million, or 50 percent, to $956.4 million from $636.7 million during the first quarter of 2009 and increased $42.1 million, or 5 percent, from the fourth quarter of 2009.
As a result of the overall economic downturn, we have experienced increases in levels of non-performing assets and exposure to credit losses during the first quarter of 2010. Provision for credit losses, valuation allowance and direct write-downs related to other real estate owned (“OREO”) totaled $15.4 million in first quarter of 2010 compared to $8.5 million in the first quarter of 2009 and $16.1 million in the fourth quarter of 2009. The Company recorded a $13.5 million provision for credit losses in the first quarter of 2010, compared to $8.5 million in the first quarter of 2009 and $10.5 million in the fourth quarter of 2009. The first quarter provision resulted in an increase in the combined reserve to 1.69 percent of loans held for investment as compared to 1.31 percent at March 31, 2009, and 1.59 percent at the end of the fourth quarter of 2009. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the first quarter of 2010, net charge-offs were $9.3 million, compared to net charge-offs of $2.6 million in the first quarter of 2009 and net charge-offs of $8.0 million in the fourth quarter of 2009. Non-accrual loans were $115.9 million, or 2.61 percent, of loans at the end of the first quarter of 2010, compared to $50.7 million, or 1.26 percent of loans at the end of the first quarter of 2009, and $95.6 million, or 2.15 percent of loans at the end of the fourth quarter of 2009. At March 31, 2010, total OREO was $28.9 million compared to $27.5 million at the end of the first quarter of 2009, and $27.3 million at the end of the fourth quarter of 2009. The balance of $28.9 million at March 31, 2010 is stated net of an $8.5 million valuation allowance, for which we incurred a non-interest expense of $1.8 million during the first quarter of 2010. We also incurred an additional $111,000 in direct OREO write-downs during the first quarter of 2010.
Non-interest income for the first quarter of 2010 remained consistent at $6.9 million as compared to the first quarter of 2009.
Non-interest expense for the first quarter of 2010 increased $6.9 million, or 23 percent, to $37.2 million from $30.3 million in the first quarter of 2009. The increase is primarily related to a $3.9 million increase in salaries and employee benefits to $20.1 million from $16.2 million, which was primarily due to general business growth. Allowance and other carrying costs for OREO expense increased $1.1 million to $2.3 million related to deteriorating values of assets held in OREO. Of the $2.3 million expense, $1.8 million was related to increasing the valuation allowance and $111,000 related to direct write-downs of the OREO balance. Excluding the expense related to the valuation allowance increase, our efficiency ratio improved to 56.7 percent in the first quarter of 2010 from 59.1 percent in the fourth quarter of 2009 and from 63.0% in the first quarter of 2009.
Stockholders’ equity increased by 6 percent from $472.0 million at March 31, 2009 to $500.0 million at March 31, 2010. Contributing to the increase was retained net income and proceeds of sales of common stock. During the first quarter of 2010, we sold approximately 548,000 shares of common stock with net proceeds of $8.9 million under the discretionary equity issuance program announced in January 2010. The Bank is well capitalized under regulatory guidelines and at March 31, 2010, the Company’s ratio of tangible common equity to total tangible assets was 8.8 percent.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2010	2009	2009	2009	2009

CONSOLIDATED STATEMENT OF INCOME
Interest income	$64,306	$65,137	$62,197	$60,013	$55,806
Interest expense	9,078	10,031	10,631	11,211	14,589

Net interest income	55,228	55,106	51,566	48,802	41,217
Provision for credit losses	13,500	10,500	13,500	11,000	8,500

Net interest income after provision for credit losses	41,728	44,606	38,066	37,802	32,717
Non-interest income	6,948	7,811	7,133	7,416	6,900
Non-interest expense	37,186	42,796	37,067	35,373	30,306

Income from continuing operations before income taxes	11,490	9,621	8,132	9,845	9,311
Income tax expense	3,890	3,194	2,779	3,363	3,186

Income from continuing operations	7,600	6,427	5,353	6,482	6,125
Loss from discontinued operations (after-tax)	(55)	(55)	(41)	(44)	(95)

Net income	7,545	6,372	5,312	6,438	6,030
Preferred stock dividends	—	—	—	4,453	930

Net income available to common shareholders	$7,545	$6,372	$5,312	$1,985	$5,100

Diluted EPS from continuing operations	$.21	$.18	$.15	$.06	$.17
Diluted EPS	$.21	$.18	$.15	$.06	$.16

Diluted shares	36,783,719	36,311,306	36,303,975	33,866,237	31,072,444

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,499,599	$5,698,318	$5,320,401	$5,306,407	$5,012,513
Loans held for investment	4,443,456	4,457,293	4,290,453	4,211,304	4,019,247
Loans held for sale	592,436	693,504	549,787	544,652	426,982
Securities	246,209	266,128	285,869	308,187	361,898
Demand deposits	994,096	899,492	802,692	730,034	608,939
Total deposits	4,409,819	4,120,725	3,916,568	3,643,582	3,010,960
Other borrowings	452,061	957,029	790,192	1,059,572	1,386,783
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	499,996	481,360	474,044	464,026	471,990

End of period shares outstanding	36,524,313	35,919,524	35,802,068	35,688,243	31,014,158
Book value (excluding securities gains/losses)	$13.52	$13.23	$13.05	$12.87	$12.64
Tangible book value (excluding securities gains/losses)	$13.25	$12.96	$12.84	$12.66	$12.39

SELECTED FINANCIAL RATIOS
From continuing operations:
Net interest margin	4.43%	4.21%	4.06%	3.88%	3.39%
Return on average assets	.57%	.47%	.40%	.49%	.48%
Return on average equity	6.21%	5.26%	4.46%	5.45%	5.44%
Non-interest income to earning assets	.55%	.59%	.56%	.59%	.56%
Efficiency ratio	59.8%	68.0%	63.1%	62.9%	63.0%
Efficiency ratio (excluding ORE valuation/write-down)	56.7%	59.1%	59.4%	62.9%	63.0%
Non-interest expense to earning assets	2.97%	3.26%	2.91%	2.80%	2.48%
From consolidated:
Net interest margin	4.43%	4.21%	4.06%	3.88%	3.39%
Return on average assets	.57%	.46%	.40%	.48%	.47%
Return on average equity	6.17%	5.21%	4.43%	5.41%	5.36%

Tangible common equity to total tangible assets	8.8%	8.2%	8.7%	8.6%	7.8%
Tier 1 capital ratio	11.3%	10.7%	11.2%	11.2%	11.9%
Total capital ratio	12.5%	12.0%	12.5%	12.3%	13.0%
Tier 1 leverage ratio	11.0%	10.5%	10.8%	10.6%	11.0%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31,	March 31,	%
	2010	2009	Change

Assets
Cash and due from banks	$70,066	$60,631	16%
Federal funds sold	9,990	10,000	N/M
Securities, available-for-sale	246,209	361,898	(32)%
Loans held for sale	592,436	426,982	39%
Loans held for sale from discontinued operations	583	591	(1)%
Loans held for investment (net of unearned income)	4,443,456	4,019,247	11%
Less: Allowance for loan losses	71,705	50,145	43%

Loans held for investment, net	4,371,751	3,969,102	10%
Premises and equipment, net	10,773	8,457	27%
Accrued interest receivable and other assets	188,649	167,795	11%
Goodwill and intangibles, net	9,725	7,648	27%

Total assets	$5,500,182	$5,013,104	10%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$994,096	$608,939	63%
Interest bearing	3,072,001	1,984,946	55%
Interest bearing in foreign branches	343,722	417,075	(18)%

Total deposits	4,409,819	3,010,960	46%

Accrued interest payable	2,038	5,181	(61)%
Other liabilities	22,862	24,784	(8)%
Federal funds purchased	425,939	514,270	(17)%
Repurchase agreements	21,874	62,892	(65)%
Other borrowings	4,248	809,621	(99)%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	5,000,186	4,541,114	10%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares — 10,000,000
Issued shares	—	70,984
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 36,524,730 and 31,014,575 at March 31, 2010 and 2009, respectively	365	310	18%
Additional paid-in capital	337,124	260,647	29%
Retained earnings	156,165	134,951	16%
Treasury stock (shares at cost: 417 at March 31, 2010 and 2009)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	6,350	5,106	24%

Total stockholders’ equity	499,996	471,990	6%

Total liabilities and stockholders’ equity	$5,500,182	$5,013,104	10%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

	Three Months Ended
	March 31
	2010	2009

Interest income
Interest and fees on loans	$61,569	$51,912
Securities	2,726	3,851
Federal funds sold	9	15
Deposits in other banks	2	28

Total interest income	64,306	55,806
Interest expense
Deposits	7,758	11,579
Federal funds purchased	365	618
Repurchase agreements	4	14
Other borrowings	47	1,178
Trust preferred subordinated debentures	904	1,200

Total interest expense	9,078	14,589

Net interest income	55,228	41,217
Provision for credit losses	13,500	8,500

Net interest income after provision for credit losses	41,728	32,717
Non-interest income
Service charges on deposit accounts	1,483	1,525
Trust fee income	954	884
Bank owned life insurance (BOLI) income	471	274
Brokered loan fees	1,904	2,032
Equipment rental income	1,344	1,456
Other	792	729

Total non-interest income	6,948	6,900
Non-interest expense
Salaries and employee benefits	20,069	16,219
Net occupancy expense	3,014	2,754
Leased equipment depreciation	1,059	1,123
Marketing	787	555
Legal and professional	1,950	2,251
Communications and data processing	1,016	836
FDIC insurance assessment	1,868	1,547
Allowance and other carrying costs for OREO	2,292	1,200
Other	5,131	3,821

Total non-interest expense	37,186	30,306

Income from continuing operations before income taxes	11,490	9,311
Income tax expense	3,890	3,186

Income from continuing operations	7,600	6,125
Loss from discontinued operations (after-tax)	(55)	(95)

Net income	$7,545	$6,030

Basic earnings per common share:
Income from continuing operations	$.21	$.17
Net income	$.21	$.16

Diluted earnings per common share:
Income from continuing operations	$.21	$.17
Net income	$.21	$.16

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
2010	2009	2009	2009	2009

Reserve for loan losses:
Beginning balance	$67,931	$65,818	$54,286	$50,145	$45,365
Loans charged-off:
Commercial	7,551	2,098	115	92	1,695
Real estate — construction	420	4,051	576	1,821	60
Real estate — term	766	1,971	1,239	1,250	236
Consumer	—	3	80	—	419
Leases	594	—	72	3,724	226

Total	9,331	8,123	2,082	6,887	2,636
Recoveries:
Commercial	18	34	21	48	21
Real estate — construction	—	6	—	—	7
Real estate — term	8	53	—	—	—
Consumer	—	7	16	5	—
Leases	25	34	20	—	—

Total recoveries	51	134	57	53	28

Net charge-offs	9,280	7,989	2,025	6,834	2,608
Provision for loan losses	13,054	10,102	13,557	10,975	7,388

Ending balance	$71,705	$67,931	$65,818	$54,286	$50,145

Reserve for off-balance sheet credit losses:
Beginning balance	$2,948	$2,550	$2,607	$2,582	$1,470
Provision for off-balance sheet credit losses	446	398	(57)	25	1,112

Ending balance	$3,394	$2,948	$2,550	$2,607	$2,582

Total reserves for credit losses	$75,099	$70,879	$68,368	$56,893	$52,727

Total provision for credit losses	$13,500	$10,500	$13,500	$11,000	$8,500

Reserve to loans held for investment(2)	1.61%	1.52%	1.53%	1.29%	1.25%
Reserve to average loans held for investment(2)	1.63%	1.55%	1.54%	1.32%	1.25%
Net charge-offs to average loans(1)(2)	.85%	.72%	.19%	.66%	.26%
Net charge-offs to average loans for last twelve months(1)(2)	.61%	.46%	.41%	.41%	.34%
Total provision for credit losses to average loans(1)(2)	1.24%	.95%	1.26%	1.07%	.86%
Combined reserves for credit losses to loans held for investment(2)	1.69%	1.59%	1.59%	1.35%	1.31%

Non-performing assets (NPAs): (4)
Non-accrual loans	$115,926	$95,625	$85,270	$49,592	$50,683
Other real estate owned (OREO) (5)	28,865	27,264	34,671	31,404	27,501

Total	$144,791	$122,889	$119,941	$80,996	$78,184

Non-accrual loans to loans(2)	2.61%	2.15%	1.99%	1.18%	1.26%
Total NPAs to loans plus OREO(2)	3.24%	2.74%	2.77%	1.91%	1.93%
Reserve for loan losses to non-accrual loans	.6	x	.7	x	.8	x	1.1	x	1.0	x

Restructured loans	$10,700	$—	$—	$—	$—
Loans past due 90 days and still accruing(3)	$2,390	$6,081	$7,569	$3,539	$4,637

Loans past due 90 days to loans(2)	.05%	.14%	.18%	.08%	.12%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At March 31, 2010, loans past due 90 days and still accruing includes premium finance loans of $2.0 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	At March 31, 2010, non-performing assets include $2.6 million of mortgage warehouse loans, which were transferred to the loans held for investment portfolio at lower of cost or market, and some were subsequently moved to OREO.

(5)	At March 31, 2010, OREO balance is net of $8.5 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2010	2009	2009	2009	2009
Interest income
Interest and fees on loans	$61,569	$62,174	$58,959	$56,455	$51,912
Securities	2,726	2,957	3,226	3,544	3,851
Federal funds sold	9	2	5	9	15
Deposits in other banks	2	4	7	5	28

Total interest income	64,306	65,137	62,197	60,013	55,806
Interest expense
Deposits	7,758	8,560	8,916	8,769	11,579
Federal funds purchased	365	460	586	740	618
Repurchase agreements	4	11	14	14	14
Other borrowings	47	76	125	570	1,178
Trust preferred subordinated debentures	904	924	990	1,118	1,200

Total interest expense	9,078	10,031	10,631	11,211	14,589

Net interest income	55,228	55,106	51,566	48,802	41,217
Provision for credit losses	13,500	10,500	13,500	11,000	8,500

Net interest income after provision for credit losses	41,728	44,606	38,066	37,802	32,717
Non-interest income
Service charges on deposit accounts	1,483	1,490	1,658	1,614	1,525
Trust fee income	954	979	1,000	952	884
Bank owned life insurance (BOLI) income	471	464	418	423	274
Brokered loan fees	1,904	2,221	2,120	2,670	2,032
Equipment rental income	1,344	1,357	1,291	1,453	1,456
Other	792	1,300	646	304	729

Total non-interest income	6,948	7,811	7,133	7,416	6,900
Non-interest expense
Salaries and employee benefits	20,069	19,631	19,569	18,000	16,219
Net occupancy expense	3,014	2,986	3,164	3,387	2,754
Leased equipment depreciation	1,059	1,031	1,050	1,115	1,123
Marketing	787	1,119	705	655	555
Legal and professional	1,950	3,030	3,274	3,291	2,251
Communications and data processing	1,016	993	935	979	836
FDIC insurance assessment	1,868	1,972	1,452	3,493	1,547
Allowance and other carrying costs for OREO	2,292	6,377	2,390	378	1,200
Other	5,131	5,657	4,528	4,075	3,821

Total non-interest expense	37,186	42,796	37,067	35,373	30,306

Income from continuing operations before income taxes	11,490	9,621	8,132	9,845	9,311
Income tax expense	3,890	3,194	2,779	3,363	3,186

Income from continuing operations	7,600	6,427	5,353	6,482	6,125
Loss from discontinued operations (after-tax)	(55)	(55)	(41)	(44)	(95)

Net income	7,545	6,372	5,312	6,438	6,030
Preferred stock dividends	—	—	—	4,453	930

Net income available to common stockholders	$7,545	$6,372	$5,312	$1,985	$5,100

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009			2nd Quarter 2009			1st Quarter 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Average	Average	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Balance	Balance	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate
Assets
Securities — Taxable	$211,618	$2,341	4.49%	$230,686	$2,560	4.40%	$247,936	$2,813	4.50%	$280,372	$3,124	4.47%	$321,802	$3,431	4.32%
Securities — Non-taxable(2)	41,654	592	5.76%	42,932	611	5.65%	44,642	635	5.64%	45,901	646	5.64%	46,055	646	5.69%
Federal funds sold	7,471	9	0.49%	5,550	2	0.14%	6,782	5	0.29%	5,649	9	0.64%	14,923	15	0.41%
Deposits in other banks	12,457	2	0.07%	12,916	4	0.12%	12,649	7	0.22%	12,268	5	0.16%	11,207	28	1.01%
Loans held for sale	457,459	5,490	4.87%	601,793	7,286	4.80%	539,889	6,836	5.02%	656,462	7,727	4.72%	587,401	6,487	4.48%
Loans held for investment	4,413,960	56,079	5.15%	4,384,692	54,888	4.97%	4,264,202	52,123	4.85%	4,124,937	48,728	4.74%	4,022,180	45,425	4.58%
Less reserve for loan losses	66,726	—	—	68,177	—	—	56,429	—	—	51,601	—	—	46,686	—	—

Loans, net of reserve	4,804,693	61,569	5.20%	4,918,308	62,174	5.02%	4,747,662	58,959	4.92%	4,729,798	56,455	4.78%	4,562,895	51,912	4.61%

Total earning assets	5,077,893	64,513	5.15%	5,210,392	65,351	4.98%	5,059,671	62,419	4.89%	5,073,988	60,239	4.76%	4,956,882	56,032	4.58%
Cash and other assets	311,128			243,823			245,564			251,960			238,723

Total assets	$5,389,021			$5,454,215			$5,305,235			$5,325,948			$5,195,605

Liabilities and Stockholders’ Equity
Transaction deposits	$365,205	$264	0.29%	$180,767	$85	0.19%	$144,944	$58	0.16%	$135,756	$55	0.16%	$129,850	$44	0.14%
Savings deposits	1,773,201	3,524	0.81%	1,620,659	3,569	0.87%	1,377,712	3,090	0.89%	974,275	2,003	0.82%	745,355	1,420	0.77%
Time deposits	840,820	2,787	1.34%	1,111,899	3,454	1.23%	1,284,220	4,245	1.31%	1,082,691	5,105	1.89%	1,277,824	8,066	2.56%
Deposits in foreign branches	353,803	1,183	1.36%	401,661	1,452	1.43%	404,545	1,523	1.49%	394,251	1,606	1.63%	444,549	2,049	1.87%

Total interest bearing deposits	3,333,029	7,758	0.94%	3,314,986	8,560	1.02%	3,211,421	8,916	1.10%	2,586,973	8,769	1.36%	2,597,578	11,579	1.81%
Other borrowings	461,477	416	0.37%	607,731	547	0.36%	724,127	725	0.40%	1,404,881	1,324	0.38%	1,367,691	1,810	0.54%
Trust preferred subordinated debentures	113,406	904	3.23%	113,406	924	3.23%	113,406	990	3.46%	113,406	1,118	3.95%	113,406	1,200	4.29%

Total interest bearing liabilities	3,907,912	9,078	0.94%	4,036,123	10,031	0.99%	4,048,954	10,631	1.04%	4,105,260	11,211	1.10%	4,078,675	14,589	1.45%
Demand deposits	956,359			914,266			764,557			724,487			636,704
Other liabilities	28,643			18,787			15,617			18,899			23,619
Stockholders’ equity	496,107			485,039			476,107			477,302			456,607

Total liabilities and stockholders’ equity	$5,389,021			$5,454,215			$5,305,235			$5,325,948			$5,195,605

Net interest income		$55,435			$55,320			$51,788			$49,028			$41,443
Net interest margin			4.43%			4.21%			4.06%			3.88%			3.39%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.